Exhibit 99.4

Buckeye Partners, L.P.

Perth Amboy Terminal Acquisition Presentation February 10, 2012

Legal Notice / Forward–Looking Statements

Forward–Looking Statements

This confidential presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation. These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, express or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to make distributions to unitholders are forward-looking statements. These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements.

The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement.

Pending Perth Amboy Terminal Acquisition. Our pending Perth Amboy Terminal acquisition may not be consummated. The closing of the acquisition is subject to certain environmental and real property regulatory conditions and customary closing conditions, and the acquisition agreement may, in certain circumstances, be terminated. Please see page 26 “Our pending acquisition of Perth Amboy Terminal may not be consummated” for more information.

2

Overview of Buckeye

3

Executive Management Team

Name and Title	Experience
Clark C. Smith *President and Chief Executive Officer*	▪ President and Chief Operating Officer from February 2009 until January 2012 ▪ Board of Directors from October 1, 2007 until February 17, 2009 ▪ Private investor between July 2007 and October 2007 ▪ Managing Director of Engage Investments, L.P. from June 2004 until June 2007 ▪ Executive Vice President of El Paso Corporation and President of El Paso Merchant Energy Group, a division of El Paso Corporation, from August 2000 until May 2003
Keith E. St.Clair *Executive Vice President and CFO*	▪ Chief Financial Officer since November 2008 ▪ Executive Vice President and CFO of Magnum Coal Company from January 2006 until July 2008 ▪ Senior Vice President and CFO of Trade-Ranger, Inc. from March 2002 until May 2005
Robert A. Malecky *Senior Vice President, President – Domestic Pipelines & Terminals*	▪ Vice President and Senior Vice President, Customer Services from July 2011 to January 2012 ▪ Vice President, Marketing of Services Company from July 2000 to July 2009
Mary F. Morgan *Senior Vice President, President – International Pipelines and Terminals*	▪ President and founder of MorganHamilton Group, which provides logistics consulting services to the pipeline and terminal industry, from January 2011 until January 2012 ▪ Senior Vice President, Marketing and Business Development and President, European Operations for NuStar Energy from 2004 to 2010
Jeremiah J. Ashcroft III *Senior Vice President, President – Buckeye Services*	▪ Senior Vice President, Global Operations from August 2011 to January 2012 and Vice President , Field Operations from May 2009 to August 2011 ▪ Prior to joining Buckeye, Mr. Ashcroft worked for Colonial Pipeline Company in various roles including Chief Compliance Officer
Khalid A. Muslih *Senior Vice President, Corporate Development and Strategic Planning*	▪ Vice President and Senior Vice President, Corporate Development from June 2007 to January 2012 ▪ Vice President, Corporate Development of Pacific Energy Partners, L.P. from March 2005 to November 2006 ▪ Commercial Officer, Mergers & Acquisitions of NuCoastal Corporation from July 2002 until March 2005
Jeffrey I. Beason *Vice President and Controller*	▪ Controller since July 2009 ▪ Vice President and Corporate Controller and Chief Accounting Officer of Service Corporation International from July 2006 to July 2009 ▪ Senior Vice President and Controller and Chief Accounting Officer of El Paso Corporation from 1996 to November 2006
William H. Schmidt, Jr. *Vice President and General Counsel*	▪ General Counsel since February 2007 ▪ Associate General Counsel from September 2004 to February 2007

4

About Buckeye

Organizational Overview

Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) is a publicly traded partnership that provides midstream logistics services

Buckeye has over 125 years of continuous operations and over 25 years as an MLP listed on the NYSE

Current market capitalization of approximately $5.9 billion

Investment grade credit rating

Buckeye’s operations are conducted in three strategic business units and five reporting segments:

Domestic Pipelines & Terminals

International Pipelines & Terminals

Buckeye Services

Energy Services

Natural Gas Storage

Development & Logistics

Asset Highlights

Over 6,000 miles of pipeline with ~ 100 delivery locations

More than 100 liquid petroleum product terminals

Over 64 million barrels of liquid petroleum product storage capacity

~30 Bcf of working natural gas storage capacity in northern California

~2,800 miles of pipeline under operation and maintenance contracts

Buckeye’s revenue is largely fee-based providing consistent cash flows that support distribution growth

5

Investment Highlights

Driving Unitholder Value

??Buckeye’s current management team is both driving increased utilization of the legacy assets and successfully delivering record growth through accretive acquisitions

??Reorganization in 2009 supports the partnership’s objective to transform Buckeye into the best-in-class asset manager operating with a highly commercialized and entrepreneurial focus

Buy-in of general partner positions Buckeye to successfully compete for high growth acquisition opportunities and expansion projects

Recently announced strategic organizational realignment provides for management of our business units under experienced leaders to provide increased focus and drive growth

Recent acquisitions provide Buckeye with increased geographic and product diversity, including access to international logistics opportunities

Pending acquisition of marine terminal facility in Perth Amboy, NJ from Chevron furthers Buckeye’s strategy to create a fully integrated and flexible system that offers unparalleled connectivity and service capabilities

Buckeye has investment grade financial metrics and a conservative approach toward financing growth

Buckeye has a proven 26-year track record as a publicly traded partnership through varying economic and commodity price cycles

Buckeye has paid cash distributions to unitholders each quarter since its formation in 1986 and has increased distributions for the past 30 consecutive quarters

Management Objectives

Achieving Financial and Operational Excellence

The current management team has consistently executed on each element of our strategy to transform Buckeye into a best-in-class asset manager by:

Implementing best practices across our business

Improving our cost structure through an organizational restructuring in 2009

Expanding our asset portfolio through accretive acquisitions and organic growth projects

Diversifying our legacy business into new geographies, products, and asset classes

Reducing cost of capital through the buy-in of our general partner

Financing acquisitions conservatively to maintain a strong balance sheet

Increasing cash distributions each quarter

We continue to be committed to our mission of delivering superior returns through our talented, valued employees and our core strengths of:

Best-in-class customer service

Operational excellence that provides consistent, reliable performance to optimize the assets we own and operate

An unwavering commitment to safety, environmental responsibility, and personal integrity

An entrepreneurial approach toward asset acquisition and development

CEO Succession and Strategic Organizational Realignment

CEO succession effective February 10, 2012: Strategic Organizational Realignment rationale:

Clark C. Smith, Buckeye’s President and Chief Operating Officer, Previous structure organized around functions (e.g., to succeed Forrest E. Wylie as Chief Executive Officer, and will commercial, operations, etc.). join the Board of Directors of Buckeye’s general partner. Growth has resulted in increased complexities in each of

Forrest E. Wylie to continue to serve as Non-Executive Chairman Buckeye’s business areas, requiring focus and ownership of of the Board, where he will remain active in developing our skilled executives on daily basis. strategic vision. Allows business unit Presidents to focus on all aspects of

Strategic Organizational Realignment, effective January 16, performance—including commercial, operational and financial 2012; Buckeye operations organized into three business performance —of their respective business unit. units, each headed by a President. Presidents of business units accountable for overall performance of those units.

Domestic Pipelines and Terminals

International Pipelines and Terminals

Buckeye Services

Management Structure after Reorganization

Board of Directors

Forrest E. Wylie, Chairman

Clark C. Smith Chief Executive Officer

Keith E. St.Clair Robert A. Malecky Mary F. Morgan Jeremiah J. Ashcroft III William H. Chief Financial President, Domestic President, International President, Schmidt, Jr.

Officer Pipelines and Terminals Pipelines and Terminals Buckeye Services General Counsel Khalid A. Muslih Domestic Domestic BORCO Yabucoa Energy Natural Gas Mark S. Esselman Corp. Development Pipelines Terminals Terminal Terminal Services Storage Global Strategic Planning Human Resources Development

& Logistics

Current Asset Map

Pipeline, Terminal, Storage and Delivery Locations

Domestic Pipelines Domestic Terminals International Terminals Contract Pipeline Operations Delivery Locations Lodi Gas Storage, LLC

WesPac Pipelines—Memphis, LLC West Shore Pipe Line Company Muskegon Pipeline LLC

South Portland Terminal LLC

Domestic Pipelines & Terminals

Pipelines & Terminals segment represents Buckeye’s largest segment contribution to Adjusted EBITDA

Over 6,000 miles of pipeline located primarily in the Northeast and Midwest United States moving approximately 1.3 million barrels of liquid petroleum products per day with more than 100 delivery points

Approximately 100 liquid petroleum product storage terminals located throughout the United States

Over 37 million barrels of storage capacity

Pipeline Throughput Volumes(2)

(b/d—000’s)

2,000 1,500 1,000 500 0

1,430.5 1,427.0 1,361.3

1,296.0 1,304.5 1,347.5

2006 2007 2008 2009 2010 2011

(1) See Appendix for Non-GAAP Reconciliations

(2) Pipeline volumes exclude contribution from the Buckeye NGL Pipeline sold in January of 2010

Segment Adjusted EBITDA(1)

( MM$ )

400 300 200 100 0

$361.0 $346.4 $302.2 $253.8 $238.9 $207.5

2006 2007 2008 2009 2010 2011

Terminal Throughput Volumes

(b/d—000’s)

800 700 600 500 400 300 200 100 0

742.8

562.5 482.3 464.4 471.9 414.7

2006 2007 2008 2009 2010 2011

BP Pipelines & Terminals Acquisition

Overview

Total transaction purchase price of $165 million

Transaction benefits:

Represents a key step in Buckeye’s continued expansion and geographic diversification efforts

Facilitates participation in several growth markets outside Buckeye’s previous system footprint

Provides stable tariff and fee-based revenue streams, supported by multi-year throughput commitments by BP

Acquisition was accretive to distributable cash flow

Several identified opportunities for further commercial development of these assets

Rapid realization of operating synergies with Buckeye’s existing assets

33 liquid products terminals located in:

Alabama- 2 terminals Kentucky -1 terminal Pennsylvania- 2 terminals

California- 2 terminals Michigan- 3 terminals South Carolina- 3 terminals

Florida- 1 terminal Missouri- 1 terminal Virginia- 3 terminals

Iowa -5 terminals Ohio- 8 terminals Wisconsin- 1 terminal

Indiana- 1 terminal

643 miles of refined product pipeline including:

590-mile “Lower V” pipeline system that originates in Dubuque, Iowa and runs southwest into Missouri and then northwest back into Iowa

53 miles of pipelines in northern Ohio

International Pipelines & Terminals

BORCO

Bahamas Oil Refining Company International (“BORCO”)

BORCO owns and operates a world-class marine storage terminal for liquid petroleum products

80 tanks providing 21.6 million barrels of crude oil, fuel oil, and refined petroleum product storage

Strategically positioned along major shipping lanes off the southern tip of Grand Bahama Island, only 80 miles from Florida and 920 miles from New York Harbor

Deep water berthing capability to handle ULCCs and VLCCs

Identified near term expansion project and room to ultimately double the existing storage capacity

Yabucoa, Puerto Rico

Yabucoa Terminal

Well maintained facility with superior blending/manufacturing facilities

4.6 million barrels of refined petroleum product, fuel oil, and crude oil storage capacity

Strategic location supports a strong local market and also provides regional growth opportunities

Long term fee-based revenues supported by multi-year volume commitments from Shell

BORCO Acquisition

BORCO Acquisition Overview

BORCO owns and operates a world-class marine storage terminal for crude oil, fuel oil and refined petroleum products

21.6 MMBbls capacity

Located in Freeport, Bahamas, 80 miles from Southern Florida and 920 miles from New York Harbor

Deepwater access (up to 91 feet) and the ability to berth VLCCs and ULCCs

Majority of capacity under long-term (3-5 year) take or pay contracts

World class customer base

Variable revenue generation from ancillary services such as berthing, blending, bunkering, and transshipping

Hub for international logistics

Near term expansion project of up to 7.9 million barrels with room to double existing storage capacity

(1) Excludes non-cash amortization of unfavorable storage contracts.

2011 Revenue Breakdown (1)

Berthing Other 11% Ancillary 6%

Variable

Storage 83%

Take-or-Pay

Product Breakdown

Crude Oil 20%

Refined Products 14% Fuel Oil 66%

BORCO Expansion Project

Near term expansion project at BORCO is expected to provide up to an additional 7.9 million barrels of storage capacity

Project to be completed in phases

Phase 1 to add approximately 3.5 million barrels of storage capacity

Initiated in the second quarter of 2011

First incremental capacity expected to be online in the second half of 2012

Combination of refined products and fuel oil

Later phases expected to provide up to an additional 4.4 million barrels of storage capacity

Total project cost expected to be $350-400 million

Combined EBITDA from all phases expected to be $70-80 million

Longer term opportunity to double existing storage capacity

Identified Near Term Project

BORCO Expansion Capacity (1)

Expansion Capacity Mmbls

8.0

7.0 ls Mmb 6.0 5.0 Capacity 4.0 pansion 3.0 Ex 2.0

1.0

0.0

?

2012B 2013E 2014E 2015E 2016E

400

350 M 300 SM 250 Spend 200 Capital 150 ulative 100 Cum 50

Yellowfield 1 Bluefield 1 Bluefield 2 Yellowfield 2 Yellowfield 3 Yellowfield 4 CAPEX

(1) Graph reflects expected midpoint of capital spend range. Dates represent expected date that capacity is placed in service.

Buckeye Services

Energy Services

Buckeye Energy Services (“BES”) markets refined petroleum products and other ancillary products in areas served by Buckeye’s pipelines and terminals BES offers a wide range of products such as heating oil, diesel, kerosene, propane, gasoline, and ethanol and other bio fuels

Over 1 billion gallons of products sold annually

BES contributed ~$44 million in revenue to the Pipelines & Terminals segment in 2011 by utilizing that segment’s assets to transport and store BES product

Development & Logistics

Buckeye Development & Logistics (“BDL”) currently operates approximately 2,800 miles of pipelines and 1.4 million barrels of storage capacity

BDL is also responsible for identifying and completing potential acquisitions and organic growth projects for Buckeye

BDL services offered to customers

Contract operations

Project origination

Asset development

Engineering design

Project management

Buckeye’s Lodi Gas Storage facility is a high performance natural gas storage facility with approximately 30 Bcf of working gas capacity in Northern California serving the greater San Francisco Bay Area Revenue is generated through firm storage services and hub services The facilities collectively have a maximum injection and withdrawal capability of approximately 550 million cubic feet per day (MMcf/day) and 750 MMcf/day, respectively Lodi’s facilities are designed to provide high deliverability natural gas storage service and have a proven track record of safe and reliable operations

Growth Drivers

Recent and Pending Transactions (1)

2012

- Perth Amboy, NJ Marine Terminal, $260.0 million - Pending

2011

- BORCO Marine Terminal, $1.7 billion
- BP Pipeline & Terminal Assets, $165.0 million
- Maine Terminals and Pipeline, $23.5 million

2010

- Buy-in of BPL's general partner, 20 million units issued
- Yabucoa, Puerto Rico Terminal, $32.6 million
- Opelousas, Louisiana Terminal, $13.0 million
- Additional Equity Interest in West Shore Pipe Line Company, $13.5 million

2009

- Blue/Gold Pipeline and Terminal Assets, $54.4 million

2008

- Lodi Natural Gas Storage, $442.4 million
- Farm & Home Oil Company(2), $146.2 million (3)
- Niles and Ferrysburg, Michigan Terminals, $13.9 million
- Albany, NY Terminal, $46.9 million

Organic Growth Capital Spending



$320.0
$240.0
$160.0
$80.0
$0.0
($MM)
$91.5
$63.8
$46.5
$261.9
$290.0
2008
2009
2010
2011
2012P
Existing Pipelines & Terminals
Natural Gas Storage
BORCO
Perth Amboy

Projected Organic Growth Spend ($MM)

	Range of Expected Spend		
	Low	Midpoint	High
2012 Projected			
Existing Pipelines & Terminals	$80	$90	$100
BORCO	120	140	160
Perth Amboy	50	60	70
Total Expected Spend	$250	$290	$330

(1) Excludes acquisitions with a value of $10 million or lower
(2) Now Buckeye Energy Services
(3) Buckeye sold the retail division of Farm & Home Oil Company in 2008 for $52.6 million

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Financial Performance

Adjusted EBITDA ($MM) (1)



$500
$400
$300
$200
$100
$0
$217.1
$248.5
$313.6
$370.2
$382.6
$487.9
2006
2007
2008
2009
2010
2011

Cash Distribution Coverage (1)(2)



Pro Forma Distribution Coverage
Declared Distribution Coverage
1.60x
1.40x
1.20x
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
0.87x
0.95x
1.01x
1.16x
1.03x
0.96x (4)
0.91x
2006
2007
2008
2009
2010
2011

Cash Distributions per Unit



$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
CAGR: 5.6%
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11

Net LT Debt/ Adjusted EBITDA (1)(3)(5)



5.00x
4.00x
3.00x
2.00x
1.00x
0.00x
4.58x
3.09x
4.44x
3.95x
3.94x
4.84x
2006
2007
2008
2009
2010
2011

(1) See Appendix for Non-GAAP Reconciliations
(2) Distributable cash flow divided by cash distributions declared for the respective periods
(3) Long-term debt less cash and cash equivalents divided by Adjusted EBITDA

(4) Pro forma distribution coverage excludes $17.1 million of acquisition and integration expenses incurred in 2011.
(5) For purposes of calculating the leverage, Adjusted EBITDA for the LTM period includes BORCO Adjusted EBITDA post-acquisition as included in reported results and pro forma BORCO Adjusted EBITDA of $5.5 million for the period prior to the acquisition

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Acquisition Overview

Perth Amboy Acquisition Overview

Transaction Overview [1]

- Acquisition of a New York Harbor marine terminal for liquid petroleum products from Chevron for $260 million in cash
- Proceeds from recently announced registered direct offering of LP units to fund indirectly a portion of the purchase price
- Unique opportunity to acquire key link in the product logistics chain to unlock significant long-term value across the Buckeye enterprise
- Near-term plans to transform existing terminal into a highly efficient, multi-product storage, blending and throughput facility
- Anticipated growth capex investment in the facility of ~$200-225 million over the next three years at attractive annual Adjusted EBITDA investment multiple of 4 – 5x, resulting in all-in Adjusted EBITDA investment multiple of 7 – 8x [3]
- Transaction supported by multi-year storage, blending and throughput commitments from Chevron
- Estimated to close in second half of Q2 2012
- Accretive to distributable cash flow per unit in 2013

Facility Overview

- Located in New York Harbor as a NYMEX delivery point
- Approximately 4.0 MMBbls total storage capacity
  - ~2.7 MMBbls of active refined product storage
  - ~1.3 MMBbls of refurbishable storage
- 4 docks (1 ship, 3 barge [4]) with water draft up to 37'
- Pipeline, water, rail and truck access
- ~250 acre site with significant undeveloped acreage for expansion potential
- Close proximity for integration with Buckeye's Linden complex

Aerial Overview



Note: Facility located in Perth Amboy, NJ. Green line above indicates approximate property boundaries

(1) The acquisition is subject to closing conditions and the acquisition agreement may, in certain circumstances, be terminated. As a result, we cannot assure you if or when the acquisition will close. Please see page 26 "Our pending acquisition of Perth Amboy Terminal may not be consummated" for more information.

(2) Includes acquisition purchase price and capital spent on tanks, terminal piping, dock and truck rack improvements, and ~6 miles of new 16" pipeline to be constructed from Perth Amboy to Buckeye's Linden, NJ complex.

(3) One of the barge docks is currently out of service

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Strategic Rationale

Provides Security & Diversity of Product Supply	▪ Represents missing link to connect the Buckeye system with direct water access for marine imports ▪ Positions Buckeye to provide logistical solutions to meet East Coast supply challenges ▪ Enhances competitive supply alternatives to move product to end markets on the Buckeye system
Enhances System Integration	▪ Further positions the Buckeye system to handle anticipated increase in marine imports through New York Harbor ▪ Improves connectivity and service capabilities for customers to increase Buckeye system utilization ▪ Creates a link between BORCO and the Buckeye system ▪ Facilitates movements within and out of the New York Harbor with the construction of a new high performance pipeline from Perth Amboy to Buckeye's Linden complex
Drives Future Growth Opportunities	▪ Serves as critical origination point to further drive volumes for Buckeye's planned pipeline expansions from Linden complex ▪ Supports facility expansion at BORCO as U.S. east coast refined product imports increase ▪ Provides significant operational flexibility to optimize multiple product service offerings as market needs evolve
Strengthens Distributable Cash Flow Profile	▪ Anticipated growth capex investment in the facility of ~$200-225 million over the next three years at attractive annual Adjusted EBITDA investment multiple of 4 – 5x, resulting in all-in Adjusted EBITDA investment multiple of 7 – 8x (1) ▪ Enhances ability to increase cash distributions and/or improve cash coverage ratio ▪ Opportunity to realize meaningful synergies with other Buckeye pipeline and terminal assets

(1) Includes acquisition purchase price and capital spent on tanks, terminal piping, dock and truck rack improvements, and ~6 miles of new 16" pipeline to be constructed from Perth Amboy to Buckeye's Linden, NJ complex

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Long-Term Vision – “Connecting the Dots…”

Global supply locations and product flows are shifting

Recent announcements of Northeast U.S. and Caribbean refinery shutdowns have created a need for new sources of product supply

New global refining capacity coming online will seek deficit markets

Perth Amboy

Buckeye recognized the need to further accommodate waterborne refined product imports into the Northeast U.S.

A component of the BORCO investment thesis was to help facilitate product flow into the Buckeye system in PADD I

BORCO and Perth Amboy are two key components of a long-term strategy:

Create a more fully integrated and flexible system that offers unparalleled connectivity and service capabilities

BORCO

Execution on this strategy will continue to differentiate Buckeye’s service offerings and provide sustainability and optionality for further growth in our core businesses

Buckeye Synergy Overview

A waterborne access terminal in New York Harbor provides unique synergies to the Buckeye enterprise

Enhances the opportunity set and strengthens physical options for other Buckeye pipeline and terminal assets

Serves as a critical origination point to drive marine sourced volumes for the proposed Linden to Macungie pipeline expansion

Marine access increases customer flexibility, value and capacity of Buckeye’s New York Harbor storage capabilities

Complements existing ethanol supply and distribution chain with Buckeye’s Albany terminal

Enhances our ability to add additional waterborne supply to Buckeye’s pipeline and terminals serving New England markets

Enables Buckeye to provide competitive distribution source for various crude oil, fuel oils and asphalt into the region

Represents the missing link in the logistic value chain to realize BORCO and Buckeye system synergies

Provides a water connection between BORCO and the Buckeye system to facilitate product imports

Further supports refined product tankage expansion at BORCO Potential for incremental $10-20 million of revenue at BORCO

Supports our expansion plans to include butane, renewable fuels and component blending capabilities at both BORCO and Perth Amboy

Allows Buckeye to play integral role in connecting waterborne imports with end destination markets beyond New York Harbor

Adds another competitive source of supply to satisfy BES’s customers’ requirements

Strengthens BES’s ability to attract waterborne suppliers to the Buckeye system

Positions customers to meet specific product type demands through component blending capabilities

Expansion of Capabilities

Buckeye is expanding its service capabilities in the Northeast to meet the evolving market needs there

The Perth Amboy facility will be transformed into a highly efficient, multi-product terminal with full blending capabilities

Flexible tankage and efficient facility configuration will offer unique service capabilities for customers

Initial plans for up to 5.0 million barrels of active storage capacity through refurbishment and new construction

Potential for gasoline, distillates, jet fuel, crude oil, fuel oils and asphalt service offerings

Gasoline components, butane, ethanol, and biodiesel blending services

Dock, truck rack, and rail loading efficiency improvements

Buckeye plans to construct a new 16” petroleum products pipeline between Perth Amboy and Buckeye’s Linden, NJ complex

High performance, bi-directional line will increase key takeaway capacity in the New York Harbor area

Existing right-of-way for out-of-service 8” line from Perth Amboy to Buckeye’s Linden complex can be leveraged to expedite in-service date

Buckeye is working to increase product supply into Pennsylvania by also expanding its pipelines that feed the Pennsylvania and upstate New York markets

Phase I expansion: Additional 30 kbpd between Linden and Macungie expected to be completed by April 2012

Phase II expansion: Additional 45 kbpd between Linden and Macungie expected to be completed Q1 2013

Additional expansions under consideration

Buckeye also recently increased the number of cycles it flows on its pipelines into the Pennsylvania and upstate New York markets from 2 cycles to 3 cycles

Accommodates shifting pipeline supply which will increase capabilities from previously constrained locations by up to 30%

Key Takeaways

Provides unique opportunity to unlock long-term value across the Buckeye enterprise

Serves as an integral component of our strategy to position Buckeye for long-term success

Enhances Buckeye system integration and improves connectivity and service capabilities for customers

Ensures security and diversity of product supply for the Buckeye system

Positions Buckeye to provide logistical solutions to meet East Coast supply challenges

Drives future domestic and international growth opportunities for Buckeye

Strengthens distributable cash flow profile

Summary

Investing in Stability and Growth

Proven 26-year track record as a publicly traded partnership through varying economic and commodity price cycles

Diversified portfolio of assets provides balanced mix of stability and growth and is well positioned to take advantage of improving economic conditions

Recent acquisitions provide Buckeye with increased geographic and product diversity, including access to international logistics opportunities, and provide significant near term growth projects

Pending acquisition of marine terminal facility in Perth Amboy, NJ from Chevron furthers Buckeye’s strategy to create a fully integrated and flexible system that offers unparalleled connectivity and service capabilities; provides significant near term growth opportunities at attractive multiple.

World-class BORCO marine storage terminal with 21.6 million barrels of storage capacity for crude oil and liquid petroleum products in Freeport, Bahamas with near term expansion project of up to 7.9 million barrels; serves as important logistics hub for international petroleum product flows.

Management continues to drive operational excellence through its best practices initiative

Execution of our strategy has allowed Buckeye to increase distributions to unitholders for 30 consecutive quarters

Our pending acquisition of Perth Amboy Terminal may not be consummated

Risks Related to Consummation of Perth Amboy Acquisition

Our pending acquisition of the Perth Amboy Terminal may not be consummated. Our pending acquisition of the Perth Amboy Terminal is expected to close in the second quarter of 2012 and is subject to closing conditions and regulatory approvals. If these conditions and regulatory approvals are not satisfied or waived, the acquisition will not be consummated. If the closing of the acquisition is substantially delayed or does not occur at all, or if the terms of the acquisition are required to be modified substantially due to regulatory concerns, we may not realize the anticipated benefits of the acquisition fully or at all. Certain of the conditions remaining to be satisfied include:

• the issuance by the United States Environmental Protection Agency of an amended hazardous and solid waste permit (the “HSWA Permit”) on terms satisfactory to Chevron in its sole discretion; • the grant of a legal subdivision of certain real property to be retained by Chevron; • the absence of any damage to, or destruction or condemnation of, the assets subject to the Purchase and Sale Agreement which reduces the economic value of such assets by $20,000,000 or more (a “Material Adverse Change”); or, if any Material Adverse Change has occurred, the cure or other mutually agreeable resolution thereof; • the absence of certain factual discoveries by Buckeye of certain matters relating to title, environmental liabilities or regulatory obstacles which reduce the economic value of the assets subject to the Purchase and Sale Agreement by $20,000,000 or more, subject to certain exclusions (a “Material Discovery”); or, if any Material Discovery has occurred, the cure or other mutually agreeable resolution thereof; and • the absence of any pending or threatened litigation or administrative proceeding, or any pending investigation, by any party or any third party seeking to restrain or prohibit

(or questioning the validity or legality of) the consummation of the transactions contemplated by the Purchase and Sale Agreement or seeking damages in connection therewith which makes it unreasonable to proceed with the consummation of the transactions contemplated thereby.

In addition, the Perth Amboy Purchase and Sale Agreement may be terminated by mutual agreement of the parties thereto or as follows (i) by either Chevron or Buckeye, if the acquisition has not closed on or before June 30, 2012; provided, however that if the HSWA Permit has not been released for public comment on or before March 31, 2012, then Chevron shall not have the right to terminate the Purchase and Sale Agreement unless the acquisition has not closed on or before July 31, 2012 (in each case, subject to a 30-day extension to give effect to certain cure periods), (ii) by either Chevron or Buckeye, if the other party has materially breached its obligations under the Purchase and Sale Agreement, which breaches have not been cured within the applicable time frame or that by their nature cannot be cured, (iii) by either Chevron or Buckeye, if any statute, rule or regulation makes consummation of the acquisition illegal or otherwise prohibited, or if any order, decree, ruling or other action by any governmental authority permanently restraining, enjoining or otherwise prohibiting the consummation of the acquisition has become final and non-appealable, (iv) by Chevron, if Buckeye conducts internal inspections of out of service tanks on the Facility, retains or utilizes the services of a New Jersey licensed site remediation professional or has any communications with any governmental authority with respect to the assets subject to the Purchase and Sale Agreement (other than pursuant to the HSR Act or solely in anticipation of the transfer of the assets to Buckeye at the closing), (v) by Buckeye, upon the occurrence of a Material Discovery or a Material Adverse Change, subject to certain cure rights of Chevron, (vi) by Chevron, upon its reasonable determination that a Material Discovery relating to environmental liabilities cannot be cured or remediated using reasonable methods or resources, (vii) by either Chevron or Buckeye, upon the occurrence of certain damage to, or destruction or condemnation of, the assets subject to the Purchase and Sale Agreement not constituting a Material Adverse Change, subject to certain cure rights of Chevron, and (viii) by Chevron, if it determines in its sole discretion that the HSWA Permit is not satisfactory.

Non–GAAP Reconciliations

Basis of Representation; Explanation of Non–GAAP Measures

Buckeye’s equity-funded merger with Buckeye GP Holdings L.P. (“BGH”) in the fourth quarter of 2010 has been treated as a reverse merger for accounting purposes. As a result, the historical results presented herein for periods prior to the completion of the merger are those of BGH, and the diluted weighted average number of limited partnership (“LP”) units outstanding increased from 20.0 million in the fourth quarter of 2009 to 44.3 million in the fourth quarter of 2010. Additionally, Buckeye incurred a non-cash charge to compensation expense of $21.1 million in the fourth quarter of 2010 as a result of a distribution of LP units owned by BGH GP Holdings, LLC to certain officers of Buckeye, which triggered a revaluation of an equity incentive plan that had been instituted in 2007.

EBITDA, a measure not defined under U.S. generally accepted accounting principles (“GAAP”), is defined by Buckeye as net income attributable to Buckeye’s unitholders before interest and debt expense, income taxes, and depreciation and amortization. The EBITDA measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of Buckeye’s businesses and from intangible assets recognized in business combinations. In addition, EBITDA is unaffected by Buckeye’s capital structure due to the elimination of interest and debt expense and income taxes. Adjusted EBITDA, which also is a non-GAAP measure, is defined by Buckeye as EBITDA plus: (i) non-cash deferred lease expense, which is the difference between the estimated annual land lease expense for Buckeye’s natural gas storage facility in the Natural Gas Storage segment to be recorded under GAAP and the actual cash to be paid for such annual land lease; (ii) non-cash unit-based compensation expense; (iii) the 2009 non-cash impairment expense related to the natural gas liquids pipeline that Buckeye sold in January 2010 (the “Buckeye NGL Pipeline”); (iv) the 2009 expense for organizational restructuring (the “Organizational Restructuring Expense”); (v) the 2010 non-cash BGH GP Holdings, LLC equity plan modification expense (the “Equity Plan Modification Expense”); (vi) income attributable to noncontrolling interests related to Buckeye for periods prior to the merger of Buckeye and BGH (the “Merger”); and (vii) the goodwill impairment expense associated with Lodi Gas Storage, L.L.C. (“Lodi”); less: (i) amortization of unfavorable storage contracts acquired in connection with the acquisition of Bahamas Oil Refining Company International (“BORCO”); and (ii) gain on the sale of our equity interest in West Texas LPG limited partnership (“WT LPG”). The EBITDA and Adjusted EBITDA data presented may not be directly comparable to similarly titled measures at other companies because EBITDA and Adjusted EBITDA exclude some items that affect net income attributable to Buckeye’s unitholders, and these measures may be defined differently by other companies. Management of Buckeye uses Adjusted EBITDA to evaluate the consolidated operating performance and the operating performance of the business segments and to allocate resources and capital to the business segments. In addition, Buckeye’s management uses Adjusted EBITDA as a performance measure to evaluate the viability of proposed projects and to determine overall rates of return on alternative investment opportunities.

Distributable cash flow, which is a financial measure included in the schedules to this press release, is another measure not defined under GAAP. Distributable cash flow is defined by Buckeye as net income attributable to Buckeye’s unitholders plus: (i) depreciation and amortization expense; (ii) noncontrolling interests related to Buckeye that were eliminated as a result of the Merger; (iii) deferred lease expense for Buckeye’s Natural Gas Storage segment; (iv) unit-based compensation expense; (v) goodwill impairment expense associated with Lodi; (vi) write-off of deferred financing costs; (vii) amortization of deferred financing costs and debt discounts (all of which are non-cash expense); (viii) Equity Plan Modification Expense; (ix) the Buckeye NGL Pipeline impairment expense; (x) the senior administrative charge; and (xi) the Organizational Restructuring Expense (items (i) through (x) of which are non-cash expense); less: (i) maintenance capital expenditures; (ii) amortization of unfavorable storage contracts acquired in the BORCO acquisition; and (iii) gain on the sale of our equity investment in WTLPG. Buckeye’s management believes that distributable cash flow is useful to investors because it removes non-cash items from net income and provides a clearer picture of Buckeye’s cash available for distribution to its unitholders.

This presentation references forward-looking estimates of Adjusted EBITDA investment multiples projected to be generated by the Perth Amboy terminal. A reconciliation of estimated Adjusted EBITDA to GAAP net income is not provided because GAAP net income generated by the Perth Amboy terminal for the applicable periods is not accessible. Buckeye has not yet completed the necessary valuation of the various assets to be acquired, a determination of the useful lives of these assets for accounting purposes, or an allocation of the purchase price among the various types of assets. In addition, interest and debt expense is a corporate-level expense that is not allocated among Buckeye’s segments and could not be allocated to the Perth Amboy terminal operations without unreasonable effort. Accordingly, the amount of depreciation and amortization and interest and debt expense that will be included in the additional net income generated as a result of the acquisition of the Perth Amboy terminal is not accessible or estimable at this time. The amount of such additional resulting depreciation and amortization and applicable interest and debt expense could be significant, such that the amount of additional net income would vary substantially from the amount of projected Adjusted EBITDA. This presentation also references forward-looking estimates of Adjusted EBITDA projected to be generated by expansion activities at BORCO. Reconciliations to GAAP net income are not provided because GAAP net income connected to such expansion activities for the applicable periods is not accessible. Interest and debt expense is a corporate-level expense that is not allocated among Buckeye’s segments and could not be allocated to the BORCO expansion without unreasonable effort. Accordingly, the amount of debt expense that will be included in the additional net income generated as a result of the BORCO expansion is not accessible or estimable at this time. The amount of applicable interest and debt expense could be significant, such that the amount of net income would vary substantially from the amount of projected Adjusted EBITDA.

Buckeye believes that investors benefit from having access to the same financial measures used by Buckeye’s management. Further, Buckeye believes that these measures are useful to investors because they are one of the bases for comparing Buckeye’s operating performance with that of other companies with similar operations, although Buckeye’s measures may not be directly comparable to similar measures used by other companies.

Non-GAAP Reconciliations

Net Income to Adjusted EBITDA ($M)

	2006	2007	2008	2009	2010	2011
Net income attributable to BPL	8,734	22,921	26,477	49,594	43,080	108,501
Interest and debt expense	60,702	51,721	75,410	75,147	89,169	119,561
Income tax expense (benefit)	596	760	801	(343)	(919)	(192)
Depreciation and amortization	39,629	40,236	50,834	54,699	59,590	119,534
EBITDA	**109,661**	**115,638**	**153,522**	**179,097**	**190,920**	**347,404**
Net income attributable to noncontrolling interests affected by merger (1)	107,091	131,941	153,546	90,381	157,467	-
Amortization of unfavorable storage contracts	-	-	-	-	-	(7,562)
Gain on sale of equity investment	-	-	-	-	-	(34,727)
Non-cash deferred lease expense	-	-	4,598	4,500	4,235	4,122
Non-cash unit-based compensation expense	329	968	1,909	4,408	8,960	9,150
Equity plan modification expense	-	-	-	-	21,058	-
Asset impairment expense	-	-	-	59,724	-	-
Goodwill impairment expense	-	-	-	-	-	169,560
Reorganization expense	-	-	-	32,057	-	-
Adjusted EBITDA (2)	**217,081**	**248,547**	**313,575**	**370,167**	**382,640**	**487,947**
Adjusted Segment EBITDA						
Pipelines & Terminals	207,455	238,830	253,790	302,164	346,447	361,018
International Operations		-	-	-	(4,655)	112,996
Natural Gas Storage		-	41,814	41,950	29,794	4,204
Energy Services		-	9,443	19,335	5,861	1,797
Development & Logistics	9,626	9,717	8,528	6,718	5,193	7,932
Total Adjusted EBITDA	**217,081**	**248,547**	**313,575**	**370,167**	**382,640**	**487,947**

(1) On November 19, 2010, Buckeye merged with Buckeye GP Holdings L.P.
(2) In 2010, Buckeye revised its definition of Adjusted EBITDA to exclude non-cash unit-based compensation expense, the 2010 non-cash equity plan modification expense and income attributable to noncontrolling interests affected by the merger for periods prior to our buy-in of our general partner. These amounts were excluded from Adjusted EBITDA presented for 2008, 2009 and 2010 in our Annual Report on Form 10-K for the year ended December 31, 2010, as amended. Adjusted EBITDA for 2006 and 2007 has been restated in this presentation to exclude these amounts for comparison purposes.

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Non-GAAP Reconciliations

Net Income to Distributable Cash Flow ($M)

	2006	2007	2008	2009	2010	2011
Net income attributable to BPL	8,734	22,921	26,477	49,594	43,080	108,501
Depreciation and amortization	39,629	40,236	50,834	54,699	59,590	119,534
Net income attributable to noncontrolling interests affected by merger (1)	107,091	131,941	153,546	90,381	157,467	-
Gain on sale of equity investment	-	-	-	-	-	(34,727)
Non-cash deferred lease expense	-	-	4,598	4,500	4,235	4,122
Non-cash unit-based compensation expense	329	968	1,909	4,408	8,960	9,150
Equity plan modification expense	-	-	-	-	21,058	-
Asset impairment expense	-	-	-	59,724	-	-
Reorganization expense	-	-	-	32,057	-	-
Non-cash senior administrative charge	-	950	1,900	475	-	-
Amortization of unfavorable storage contracts	-	-	-	-	-	(7,562)
Write-off of deferred financing costs	-	-	-	-	-	3,331
Amortization of deferred financing costs and debt discounts (2)	3,347	1,448	1,737	3,134	4,411	4,289
Goodwill impairment expense	-	-	-	-	-	169,560
Maintenance capital expenditures	(30,234)	(33,803)	(28,936)	(23,496)	(31,244)	(57,467)
Distributable Cash Flow	**128,896**	**164,661**	**212,065**	**275,476**	**267,557**	**318,731**
Distributions for Coverage ratio (3)	147,979	173,689	209,412	237,687	259,315	351,245
Coverage Ratio	**0.87**	**0.95**	**1.01**	**1.16**	**1.03**	**0.91**

(1) On November, 19, 2010, Buckeye merged with Buckeye GP Holdings L.P.
(2) In 2011, Buckeye revised its definition of Distributable Cash Flow to exclude amortization of deferred financing costs and debt discounts. Distributable Cash Flow for 2006-2010 have been restated to exclude those amounts for comparison purposes.
(3) Represents cash distributions declared for limited partner units (LP units) outstanding as of each respective period. 2011 amounts reflect actual cash distributions paid on LP units for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, and estimated cash distributions for the quarter ended December 31, 2011. Distributions with respect to the 6,915,725, 7,042,771, and 7,175,839 Class B units outstanding on the record date for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, respectively, and the 7,304,880 Class B units expected to be outstanding for the quarter ending December 31, 2011 are paid in additional Class B units rather than in cash.

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